ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                          LEGG MASON GLOBAL TRUST, INC.


      FIRST:

                  The Board of Directors ("Board") of Legg Mason Global Trust, Inc., a Maryland Corporation ("Corporation") organized on December 31, 1993, has, by action on May 3, 1999, changed the name of the series of the Corporation heretofore known as "Legg Mason Global Government Trust" to "Legg Mason Global Income Trust", changed the name of the class of shares heretofore known as "Legg Mason Global Government Trust, Primary Class shares" to "Legg Mason Global Income Trust, Primary Class shares", and changed the name of the class of shares heretofore known as "Legg Mason Global Government Trust, Navigator Class shares" to "Legg Mason Global Income Trust, Navigator Class shares".

      SECOND: The renamings described herein were approved by a majority of the entire Board of Directors of the Corporation. The actions described herein are limited to changes expressly permitted by Section 2-605 of the Corporations and Associations Article to be made without action by the shareholders.

      THIRD:      The Corporation  is registered  with the U.S.  Securities  and
Exchange Commission as an open-end investment company under the Investment Company Act of 1940.

      FOURTH:     These Articles of Amendment shall be effective as of September
15, 1999.

      IN WITNESS WHEREOF, the undersigned Vice President of Legg Mason Global Trust, Inc. hereby executes these Articles of Amendment on behalf of the Corporation, and hereby acknowledges these Articles of Amendment to be the act of the Corporation and further states under the penalties for perjury that, to the best of her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

Date:       September 14, 1999                        /s/  Marie K. Karpinski
                                                      -----------------------
                                                      Marie K. Karpinski
                                                      Vice President



Attest:     /s/  Susan L. Silva
            -------------------
            Secretary


Baltimore, Maryland     (ss)

Subscribed and sworn to before me this 14th day of September, 1999.


/s/  Laura V. Atwater
---------------------
Notary Public









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